EXHIBIT 4.5
                                                                     -----------

                             AMENDMENT NO. 3 TO THE
                      WEBSTER BANK EMPLOYEE INVESTMENT PLAN

                  The Webster Bank Employee Investment Plan, as amended and restated on October 22, 2001, is hereby amended as follows:

                  (1) Effective as of the date on which Whitehall Business Credit Corporation, a member of the Webster Bank controlled group of corporations, acquires certain assets from IBJ Whitehall Business Credit Corporation, a new Section 15(l) is added to the Adoption Agreement for the Plan to read as follows:

         l. [X] On or about July 31, 2002 (the "Whitehall Acquisition Date"), Whitehall Business Credit Corporation, a member of the Webster Bank controlled group of corporations, acquired certain assets from IBJ Whitehall Business Credit Corporation (the "Whitehall Acquisition"). In connection with the Whitehall Acquisition, the employment of certain employees (the "Transferred Whitehall Employees") was transferred from IBJ Whitehall Business Credit Corporation or members of its controlled group to Whitehall Business Credit Corporation, a member of the Webster Bank controlled group of corporations. Prior to the Whitehall Acquisition Date, IBJ Whitehall Business Credit Corporation was a participating employer in a defined contribution Section 401(k) plan maintained for the benefit of the employees of IBJ Whitehall Business Credit Corporation and the members of its controlled group (the "Whitehall 401(k) Plan").

                  Notwithstanding anything else in the Plan or this Adoption Agreement to the contrary, if a Transferred Whitehall Employee was eligible to participate in the Whitehall 401(k) Plan immediately prior to the Whitehall Acquisition Date, then the Transferred Whitehall Employee shall be eligible to participate in the Plan effective as of the first date with respect to which the processing of the payroll for the Transferred Whitehall Employees is performed in conjunction with the processing of the payroll for employees of the Webster Bank controlled group.

                  (2) Effective as of the date on which Whitehall Business Credit Corporation, a member of the Webster Bank controlled group of corporations, acquires certain assets from IBJ Whitehall Business Credit Corporation, Appendix A of the Adoption Agreement for the Plan (relating to the participating employers in the Plan) is deleted and the following is substituted in lieu thereof:

                                   APPENDIX A

                             PARTICIPATING EMPLOYERS

            Webster Trust Company, National Association
            Webster Investment Services, Inc.
            Damman Associates, Inc.
            Nowlending, LLC (formerly known as Access National Mortgage, L.L.C.) Louis Levine Agency, Inc.
            Levine Financial Services, Inc. (for the period prior to October 1,
              2000)
            Retirement Planning Associates, Inc.
            Center Capital Corporation
            Whitehall Business Credit Corporation

                  (3) Effective as of the date on which Whitehall Business Credit Corporation, a member of the Webster Bank controlled group of corporations, acquires certain assets from IBJ Whitehall Business Credit

Corporation, Appendix B of the Adoption Agreement for the Plan (relating to the crediting of years of service with predecessor employers) is deleted and the following is substituted in lieu thereof:

                                   APPENDIX B

                              PREDECESSOR EMPLOYERS

                   Shawmut Bank, N.A.
                   Shelton Savings Bank
                   Shoreline Bank and Trust Company
                   Bristol Savings Bank
                   Derby Savings Bank
                   People's Savings Bank of New Britain
                   Sachem Trust National Association
                   Eagle Financial Corporation
                   Eagle Bank
                   MidConn Bank
                   Damman Associates, Inc.
                   Independent Financial Marketing Group, Inc. (for employees of
                     Webster Investment Services, Inc.)
                   Nowlending, LLC (formerly known as Access National Mortgage,
                     L.L.C.)
                   Maritime Bank & Trust
                   Village Bank & Trust Company
                   New England Community Bancorp, Inc.
                   The Chase Manhattan Bank
                   The Levine Companies (Louis Levine Agency, Inc., Levine
                     Financial Services, Inc. and Retirement Planning Associates, Inc.)
                   Mech Financial, Inc.
                   Fleet Boston Corporation and BankBoston, N.A.
                   Musante Reihl Associates, Inc.
                   Center Capital Corporation
                   Wolff Zackin & Associates, Inc.
                   Benefit Plans Design & Administration, Inc.
                   IBJ Whitehall Business Credit Corporation


                  (4) All section numbers and cross references thereto are appropriately amended to effectuate the intention of the foregoing amendments.

                  Dated at Waterbury, Connecticut this 22nd day of July, 2002.

ATTEST:                              WEBSTER BANK


 /s/ Harriet Munrett Wolfe           By /s/ James C. Smith
------------------------------          ----------------------------------------
Its Secretary                           Its Chairman and Chief Executive Officer






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